Exhibit 99.1

Harvest Oil & Gas Announces Third Quarter 2018 Results

HOUSTON, November 14, 2018 (Globe Newswire) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) today announced results for the third quarter of 2018 and the filing of its Form 10-Q with the Securities and Exchange Commission (“SEC”) on November 14, 2018. Harvest is the successor reporting company to EV Energy Partners, L.P., its predecessor.

Key Highlights

-	Generated Adjusted EBITDAX of $28.9 million and a net loss of $9.8 million, or $(0.97) per basic and diluted weighted average share outstanding for the third quarter of 2018
-	Average daily production was 175.5 MMcfe for the third quarter of 2018, which was at the high end of the guidance range of 167 to 176 MMcfe
-	Completed the sale of certain interests in its Central Texas and Karnes County, Texas properties to Magnolia Oil & Gas Corporation (“Magnolia”) for a total consideration of $133.3 million in cash (net of preliminary purchase price adjustments) and 4.2 million shares of Magnolia common stock (NYSE: MGY)
-	Completed the sale of certain Eagle Ford formation rights and existing production in Lee County, Texas for $3.5 million
-	Common stock and warrants commenced trading on the OTCQX® Best Market on September 20, 2018 under the tickers HRST and HRSTW, respectively

Third Quarter 2018 Financial Results

	Third Quarter	Second Quarter (1)
$ in millions unless noted otherwise	2018	2018
Average daily production (MMcfe/d)	175.5	181.8
Total revenues	69.0	64.8
Total assets	545.5	689.5
Net loss (2)	(9.8)	(595.6)
Adjusted EBITDAX (a non-GAAP
financial measure) (3)	28.9	28.0
Total debt (4)	133.0	280.0
Net cash provided by operating activities	17.4	19.2
Additions to oil and natural gas properties	15.1	17.5

(1)	All amounts reflect the combined results of two months ended May 31, 2018 (Predecessor) and one month ended June 30, 2018 (Successor)
(2)	Includes $1.0 million and $588.1 million of reorganization items, net in the third and second quarter of 2018, respectively
(3)	Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Measures”
(4)	As of September 30, 2018 and June 30, 2018

For the third quarter of 2018, Harvest reported a net loss of $9.8 million, compared to a net loss of $595.6 million for the second quarter of 2018, which reflects the combined results of two months ended May 31, 2018 (Predecessor) and one month ended June 30, 2018 (Successor). For the third quarter of 2017, Harvest’s predecessor reported a net loss of $17.9 million. Included in the 2018 third quarter net loss were the following items:

•	$1.1 million of non-cash costs contained in general and administrative expenses,

•	$1.0 million of reorganization items, net,

•	$2.6 million of impairment of oil and natural gas properties,

•	$4.8 million of gain on equity securities, and

•	$24.6 million of non-cash losses on commodity derivatives.

Production for the third quarter of 2018 was 10.4 Bcf of natural gas, 341 MBbls of oil and 611 MBbls of natural gas liquids (NGLs), or 175.5 million cubic feet equivalent per day (MMcfe/d). This represents a 3 percent decrease from the second quarter of 2018 production of 181.8 MMcfe/d and a 5 percent increase from the third quarter of 2017 production of 167.1 MMcfe/d. The decrease in production from the second quarter of 2018 was primarily due to the divestiture of the Central Texas and Karnes County, Texas properties that closed on August 31, 2018. The increase in production from the third quarter of 2017 was primarily due to increased drilling activity and the adoption of a new revenue recognition standard in 2018.

Adjusted EBITDAX for the third quarter of 2018 was $28.9 million, a 3 percent increase from the second quarter of 2018 and a 70 percent increase from the third quarter of 2017. The increase in Adjusted EBITDAX from the second quarter of 2018 was primarily attributable to higher realized oil, natural gas and natural gas liquids prices and lower cash general and administrative expenses, partially offset by decreased oil, natural gas and natural gas liquids production and higher lease operating expenses. The increase in Adjusted EBITDAX from the third quarter of 2017 was primarily attributable to higher realized oil and natural gas liquids prices, increased oil, natural gas and natural gas liquids production and lower cash general and administrative expenses, partially offset by higher lease operating expenses. Adjusted EBITDAX is a Non-GAAP financial measures and is described in the attached table under “Non-GAAP Measures.”

Revolving Credit Facility and Liquidity

As of November 14, 2018, Harvest’s borrowing base under its credit facility was $264.6 million of which $125 million was drawn. Liquidity from borrowing base capacity and cash on hand is currently over $140 million. For more information regarding Harvest's debt and liquidity, please review Harvest's Quarterly Report on Form 10-Q filed on November 14, 2018 with the Securities and Exchange Comission.

Quarterly Report on Form 10-Q

Harvest financial statements and related footnotes are available in the Form 10-Q, which was filed on November 14, 2018, and is available through the Investor Relations/SEC Filings section of the Harvest website at http://www.hvstog.com.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the San Juan Basin, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent areas in Oklahoma, Texas, Arkansas, Kansas, the Permian Basin, and the Monroe Field in Northern Louisiana. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and, if applicable, its Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Successor	Predecessor

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2018	2017

Production data:
Oil (MBbls)	341	310
Natural gas liquids (MBbls)	611	541
Natural gas (MMcf)	10,437	10,263
Net production (MMcfe)	16,147	15,373
Average sales price per unit: (1)
Oil (Bbl)	$68.20	45.03
Natural gas liquids (Bbl)	30.55	21.27
Natural gas (Mcf)	2.54	2.59
Mcfe	4.24	3.38
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.75	1.73
Production taxes	0.18	0.17
Total	1.93	1.90
Depreciation, depletion and amortization	0.49	1.41
General and administrative expenses	0.48	0.51

	Successor	Predecessor		Predecessor
			Combined
	Four Months	Five Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	May 31,	September 30	September 30,
	2018	2018	2018	2017
Production data:
Oil (MBbls)	449	662	1,111	1,018
Natural gas liquids (MBbls)	826	1,040	1,866	1,581
Natural gas (MMcf)	14,049	16,982	31,031	30,869
Net production (MMcfe)	21,695	27,193	48,888	46,460
Average sales price per unit: (1)
Oil (Bbl)	$67.80	$64.14	$65.62	$45.34
Natural gas liquids (Bbl)	29.51	25.86	27.48	20.15
Natural gas (Mcf)	2.50	2.41	2.45	2.78
Mcfe	4.15	4.06	4.10	3.52
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.74	$1.67	$1.70	$1.65
Production taxes	0.18	0.20	0.19	0.17
Total	1.92	1.87	1.89	1.82
Depreciation, depletion and amortization	0.49	1.70	1.16	1.51
General and administrative expenses	0.45	0.58	0.52	0.47

(1) Prior to $1.8 million of net hedge losses and $0.7 million of net hedge gains on settlements of commodity derivatives for the three months ended September 30, 2018 and 2017, respectively, and $0.2 million of net hedge losses and $2.2 million of net hedge losses on settlements of commodity derivatives for the nine months ended September 30, 2018 and 2017, respectively.

Condensed Consolidated Balance Sheets

(In $ thousands, except number of shares/units)

	Successor	Predecessor
	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$5,693	$4,896
Equity securities	63,042	-
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	52,340	47,694
Other	2,572	78
Derivative asset	-	3,052
Other current assets	1,960	5,713
Total current assets	125,607	61,433

Oil and natural gas properties, net of accumulated depreciation, depletion and
amortization; September 30, 2018, $7,551; December 31, 2017, $1,191,559	415,260	1,375,527
Other assets	4,679	4,845
Total assets	$545,546	$1,441,805

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$27,671	$43,817
Related party	-	4,194
Derivative liability	18,313	396
Current portion of long-term debt	-	605,549
Total current liabilities	45,984	653,956

Asset retirement obligations	115,769	158,793
Long–term debt, net	133,000	-
Long–term derivative liability	10,495	-
Other long–term liabilities	1,022	1,044

Commitments and contingencies

Mezzanine Equity	49	-

Stockholders' / owners’ equity:
Predecessor common unitholders – 49,368,869 units issued and outstanding
as of December 31, 2017	-	648,371
Predecessor general partner interest	-	(20,359)
Successor common stock – $0.01 par value; 65,000,000 shares authorized;
10,054,816 shares issued and 10,042,468 shares outstanding
as of September 30, 2018	100	-
Successor additional paid-in capital	249,672	-
Successor treasury stock at cost - 12,348 shares at September 30, 2018	(247)	-
Successor retained earnings (accumulated deficit)	(10,298)	-
Total stockholders' / owners’ equity	239,227	628,012
Total liabilities and equity	$545,546	$1,441,805

Condensed Consolidated Statements of Operations

(In thousands, except per share/unit data)

	Successor	Predecessor

	Three Months	Three Months
	Ended	Ended
	September 30, 2018	September 30, 2017
Revenues:
Oil, natural gas and natural gas liquids revenues	$68,407	$52,022
Transportation and marketing–related revenues	559	629
Total revenues	68,966	52,651

Operating costs and expenses:
Lease operating expenses	$28,281	$26,608
Cost of purchased natural gas	393	444
Dry hole and exploration costs	21	135
Production taxes	2,973	2,573
Accretion expense on obligations	2,345	1,905
Depreciation, depletion and amortization	7,860	21,710
General and administrative expenses	7,673	7,912
Impairment of oil and natural gas properties	2,565	32
Gain on sales of oil and natural gas properties	(28)	(876)
Total operating costs and expenses	52,083	60,443

Operating income (loss)	16,883	(7,792)

Other income (expense), net:
Loss on derivatives, net	(26,423)	(152)
Interest expense	(3,967)	(10,092)
Gain on equity securities	4,830
Other income (expense), net	(111)	68
Total other income (expense), net	(25,671)	(10,176)

Reorganization items, net	(972)	-

Loss before income taxes	(9,760)	(17,968)

Income tax benefit	-	80

Net loss	$(9,760)	$(17,888)

Basic and diluted earnings per share/unit:
Net loss	$(0.97)	$(0.36)

Weighted average common shares/units outstanding
(basic and diluted)	10,028	49,369

	Successor	Predecessor		Predecessor
			Combined
	Four Months	Five Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	May 31,	September 30,	September 30,
	2018	2018	2018	2017
Revenues:
Oil, natural gas and natural gas liquids revenues	$89,942	$110,307	$200,249	$163,745
Transportation and marketing–related revenues	744	724	1,468	1,945
Total revenues	90,686	111,031	201,717	165,690

Operating costs and expenses:
Lease operating expenses	$37,656	$45,372	$83,028	$76,782
Cost of purchased natural gas	522	557	1,079	1,384
Dry hole and exploration costs	64	122	186	190
Production taxes	3,943	5,343	9,286	7,828
Accretion expense on obligations	3,134	3,176	6,310	5,774
Depreciation, depletion and amortization	10,590	46,196	56,786	70,221
General and administrative expenses	9,702	15,648	25,350	21,631
Restructuring costs	-	5,211	5,211	-
Impairment of oil and natural gas properties	2,565	3	2,568	68,016
(Gain) loss on sales of oil and natural gas properties	(47)	5	(42)	(911)
Total operating costs and expenses	68,129	121,633	189,762	250,915

Operating income (loss)	22,557	(10,602)	11,955	(85,225)

Other income (expense), net:
Gain (loss) on derivatives, net	(30,655)	444	(30,211)	20,588
Interest expense	(5,166)	(13,652)	(18,818)	(30,501)
Gain on equity securities	4,830	-	4,830	-
Other income (expense), net	(84)	776	692	1,149
Total other income (expense), net	(31,075)	(12,432)	(43,507)	(8,764)

Reorganization items, net	(1,780)	(587,325)	(589,105)	-

Loss before income taxes	(10,298)	(610,359)	(620,657)	(93,989)

Income tax (expense) benefit	-	(166)	(166)	109

Net loss	$(10,298)	$(610,525)	$(620,823)	$(93,880)

Basic and diluted earnings per share/unit:
Net loss	$(1.03)	$(12.12)		$(1.86)

Weighted average common shares/units outstanding
(basic and diluted)	10,021	49,369		49,353

Condensed Consolidated Statements of Cash Flows

(In $ thousands)

	Successor	Predecessor
	Four Month	Five Months	Nine Months
	Ended	Ended	Ended
	September 30,	May 31,	September 30,
	2018	2018	2017
Cash flows from operating activities:
Net loss	$(10,298)	$(610,525)	$(93,880)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion expense on obligations	3,134	3,176	5,774
Depreciation, depletion and amortization	10,590	46,196	70,221
Share–based compensation cost	1,144	3,784	3,290
Impairment of oil and natural gas properties	2,565	3	68,016
(Gain) loss on sales of oil and natural gas properties	(47)	5	(911)
Gain on equity securities	(4,830)	-	-
(Gain) loss on derivatives, net	30,655	(444)	(20,588)
Cash settlements of matured derivative contracts	(1,847)	3,099	(2,196)
Reorganization items, net	-	573,304	-
Other	780	248	820
Changes in operating assets and liabilities:
Accounts receivable	(2,014)	(3,518)	1,681
Other current assets	314	1,853	(649)
Accounts payable and accrued liabilities	(4,183)	4,405	2,993
Other, net	(38)	69	(235)
Net cash flows provided by operating activities	25,925	21,655	34,336

Cash flows from investing activities:
Acquisition of oil and natural gas properties	-	-	(61,400)
Additions to oil and natural gas properties	(22,307)	(29,727)	(9,344)
Reimbursements related to oil and natural gas properties	1,091	652	-
Proceeds from sale of oil and natural gas properties	136,483	3	3,639
Other	16	26	46
Net cash flows provided by (used in) investing activities	115,283	(29,046)	(67,059)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(164,000)	-	(28,000)
Long-term debt borrowings	-	34,000	17,000
Loan costs incurred	-	(2,813)	-
Purchase of treasury stock	(247)	-	-
Contributions from general partner	-	40	-
Net cash flows provided by (used in) financing activities	(164,247)	31,227	(11,000)

Increase (decrease) in cash, cash equivalents and restricted cash	(23,039)	23,836	(43,723)
Cash, cash equivalents and restricted cash – beginning of period	28,732	4,896	57,633
Cash, cash equivalents and restricted cash – end of period	$5,693	$28,732	$13,910

Non-GAAP Measures

The Company defines Adjusted EBITDAX as net loss plus income taxes, interest expense, net, depreciation, depletion and amortization, accretion expense on obligations, (gain) loss on derivatives, net, cash settlements of matured commodity derivative contracts, non-cash equity-based compensation, impairment of oil and natural gas properties, non-cash oil inventory adjustment, dry hole and exploration costs, gain on sales of oil and natural gas properties, reorganization items, net, and other income, net.

Adjusted EBITDAX is used by the Company’s management to provide additional information and statistics relative to the performance of the business, including (prior to the creation of any reserves) the cash return on investment. The Company believes this financial measure may indicate to investors whether or not it is generating cash flow at a level that can support or sustain quarterly interest expense and capital expenditures. Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income and this measure may vary among companies. Therefore, Harvest’s Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX

(In $ thousands)

	Three Months Ended			Nine Months Ended
	Successor	Predecessor	Combined	Combined	Predecessor
	Sep 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2018	Sep 30, 2017

Net loss	$(9,760)	(17,888)	(595,614)	(620,823)	(93,880)

Add:
Income taxes	-	(80)	(148)	166	(109)
Interest expense, net	4,030	10,092	4,375	18,880	30,501
Depreciation, depletion and amortization	7,860	21,710	21,924	56,786	70,221
Accretion expense on obligations	2,345	1,905	2,068	6,310	5,774
(Gain) loss on derivatives, net	26,423	152	4,187	30,211	(20,588)
Cash settlements of matured commodity	(1,847)	684	-	(288)	(2,173)
derivative contracts
Non-cash equity-based compensation	1,144	1,086	3,197	4,928	3,290
Impairment of oil and natural gas properties	2,565	32	-	2,568	68,016
Non-cash oil inventory adjustment	24	-	(204)	(180)	424
Dry hole and exploration costs	21	135	83	186	190
(Gain) loss on sales of oil and natural gas properties	(28)	(876)	(12)	(42)	(1,108)
Reorganization items, net (1)	972	-	588,133	589,105	-
(Gain) loss on Equity Securities	(4,830)	-	-	(4,830)	-
Other income, net	-	-	-	-	-
Adjusted EBITDAX	28,919	16,952	27,989	82,977	60,558

(1) Represent costs, gains and losses directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also includes adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Total Current Hedge Position

		Swap	Swap
Period	Index	Volume	Price
Natural Gas (MmmBtus):
Oct - Dec 2018	NYMEX	8,280.0	2.91
Jan - Dec 2019	NYMEX	31,025.0	2.77

Crude (MBbls):
Oct - Dec 2018	WTI	276.0	66.34
Jan - Dec 2019	WTI	1,022.0	63.02
Jan - Dec 2020	WTI	732.0	60.51

Ethane (MBbls):
Oct - Dec 2018	Mt Belvieu	184.0	12.51
Jan - Dec 2019	Mt Belvieu	730.0	11.50
Jan - Dec 2020	Mt Belvieu	512.4	11.91

Propane (MBbls):
Oct - Dec 2018	Mt Belvieu	92.0	37.44
Jan - Dec 2019	Mt Belvieu	365.0	32.76
Jan - Dec 2020	Mt Belvieu	256.2	29.23

Harvest Oil & Gas Corp., Houston, TX
Ryan Stash
713-651-1144
hvstog.com